UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Healthcare Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Medical Properties Portfolio I

CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”), dated as of June 21, 2013, to acquire a portfolio of six medical properties from the owners as follows: (i) MMIC Leawood MOB, LLC, owner of a fee simple interest in land and improvements which constitute the Doctors, Specialty Hospital at Leawood, Kansas; (ii) MMIC Harbour View, LLC, owner of a ground lease interest in the land and a fee simple interest in the improvements which constitute the Bon Secours Health Center at Harbor View in Suffolk, Virginia; (iii) MMIC JCL MOB, LLC, owner of (a) a ground lease interest in the land and a fee simple interest in the improvements which constitute John C. Lincoln Medical Office I and II located in Phoenix, Arizona and (b) a ground lease interest in land a fee simple interest in the improvements which constitute the North Mountain Medical Plaza located in Phoenix, Arizona; (iv) MMIC EMA MOB, LLC, owner of the fee simple interest in the land and all improvements which constitute the Escondido Medical Arts Center located in San Diego, California; and (v) and MMIC Chestnut Commons, LLC, owner of the fee simple interest in the land and improvements which constitute the Cleveland Clinic Chestnut Commons located in Elyria, Ohio, to acquire the medical properties owned by such entities.

Each of MMIC Leawood MOB, LLC, MMIC Harbour View, LLC, MMIC JCL MOB, LLC, MMIC EMA MOB, LLC, and MMIC Chestnut Commons, LLC are Delaware limited liability companies, unaffiliated with us and referred to herein as the “Sellers.”

The following table lists each of the medical properties (collectively, the “Medical Properties Portfolio I ”), its location, square footage, and year built. The Doctors Specialty Hospital property and Cleveland Clinic Chestnut Commons property are triple net leased to single tenants, while the remaining facilities have multiple tenants with varying levels of occupancy.

Medical Properties Portfolio I	Location	Capacity (Square Feet)	Year Built
Doctors Specialty Hospital	Leawood, KS	18,922	2001

Bon Secours Health Center at Harbor View	Suffolk, VA	111,084	2004

John C. Lincoln Medical Office I and II	Phoenix, AZ	46,572	1980

North Mountain Medical Plaza	Phoenix, AZ	27,094	1994

Escondido Medical Arts Center	San Diego, CA	49,302	1994

Cleveland Clinic Chestnut Commons	Elyria, OH	40,000	2008

Total:		292,974

Pursuant to the Purchase Agreement, at closing, we will acquire from the Sellers the six Medical Properties Portfolio I , along with tenant leases, facility contracts, leases, permits and liabilities associated therewith, for an aggregate purchase price of approximately $106.0 million (the “Purchase Price”). In addition, we will be required to pay MMIC Chestnut Commons, LLC an earn-out fee in the event that the Cleveland Clinic, the tenant of the Cleveland Clinic Chestnut Commons, exercises its right to expand and lease an additional 10,000 square feet of space within 24 months of the property acquisition closing. The earn-out fee will be equal to (a) the base rent due for the first full year of the lease applicable to the expansion space divided by 8%, minus (b) the costs incurred by us in connection with the exercise by the Cleveland Clinic of its option for the expansion space, including tenant improvement costs, multiplied by 50%.

Two of the properties, Bon Secours Health Center at Harbor View and Cleveland Clinic Chestnut Commons, are subject to a right of first refusal in favor of the tenant. An additional two properties, John C. Lincoln Medical Office I and II and North Mountain Medical Plaza, are subject to a right of first offer in favor of the tenant. To the extent that any right of first refusal or right of first offer is exercised those properties will not be acquired by the Company and the Purchase Price will be adjusted.

We are currently conducting our due diligence investigation during a 30-day inspection period which will expire on July 22, 2013. The Company has escrowed earnest money deposits in the aggregate amount of $2.0 million. The earnest money deposit will be applied toward the Purchase Price of the Medical Properties Portfolio I at closing or refunded to us if (i) we terminate the Purchase Agreements before the end of the specified due diligence period, (ii) the Sellers default under the Purchase Agreement or (iii) certain conditions precedent to our obligations to close the acquisition are not satisfied or waived.

The acquisition of the Medical Properties Portfolio I is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these medical properties will be acquired by the Company. The Company expects to finance approximately $67 million in connection with the acquisition of the Medical Properties Portfolio I under a long-term loan. The terms of the Purchase Agreement is not contingent upon our obtaining debt financing; however, failure to obtain the contemplated debt financing would significantly limit our ability to complete the transaction. While we are evaluating financing options, we have not entered into a binding financing commitment and with respect to the contemplated transaction, no assurance can be given that we will obtain financing on terms acceptable to us, if at all.

We expect the properties will be managed by multiple property managers: Lincoln Harris will manage Escondido Medical Arts Centre; Holladay Properties will manage Cleveland Clinic Chestnut Commons, John C. Lincoln Medical Office I and II, North Mountain Medical Plaza, and Doctors Specialty Hospital; and NT Brinkman will manage Bon Secours Health Center at Harbour View.

Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the Medical Properties Portfolio I will take place in August 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Asset Purchase Agreement dated as of June 21, 2013 by and among MMIC Leawood MOB, LLC, MMIC Harbour View, LLC, MMIC JCL MOB, LLC, MMIC EMA MOB, LLC, MMIC Chestnut Commons, LLC and CHP Partners, LP (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer